UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2008

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2008, the Board of Directors of eBay Inc. (the "Company") amended and restated the Company’s Amended and Restated Bylaws, as amended and restated to date (the "Bylaws"), to, among other things:

• change the plurality vote standard for election of directors to a majority vote standard in uncontested elections of directors and to set forth the mechanics for acceptance of director resignations by a committee of the Board of Directors in the case of failed reelections;

• amend the provisions relating to meetings of the stockholders of the Company to clarify the procedures applicable to and voting standards for actions taken at such meetings and to allow such meetings to take place by remote communication;

• amend the provisions relating to notice requirements to facilitate the giving of and to allow the waiver of notice by electronic transmission and, in the case of notice of special meetings of the Board of Directors, to change the advance notice requirement from 48 to 24 hours if such notice is given by telephone, hand delivery, overnight express courier, facsimile, electronic mail or other electronic transmission;

• provide that (i) a stockholder’s notice of nominations of persons for election to the Board of Directors or the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be delivered to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, and to make similar changes in the notice period for director nominations at a special meeting of stockholders; and (ii) any such notice regarding a proposed director nominee must include a statement regarding whether such nominee, if elected, would tender a resignation that will become effective upon both (A) the failure to receive the required vote for reelection at the next meeting and (B) acceptance of such resignation by a committee of the Board of Directors;

• amend the provisions governing stock certificates to enable the Board of Directors to issue uncertificated shares, as required by The Nasdaq Stock Market; and

• amend Section 2.3 (regarding the filling of vacancies in the Board of Directors) and Section 10.1 (regarding Bylaws amendments) to conform to the Company’s Amended and Restated Certificate of Incorporation.

A copy of the Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

January 16, 2008	By:	Michael R. Jacobson

Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of eBay Inc.